Exhibit 99.1

News Release

Company Contacts:
Christine Russell,	Sonia Segovia,
Chief Financial Officer	IR Coordinator
Tel: (408) 938-6466	Tel: (408) 938-6491
Email:christine.russell@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions Reports Fourth Fiscal Quarter and Fiscal Year 2018 Results

SANTA CLARA, Calif.— February 14, 2019 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced financial results for its fourth fiscal quarter and fiscal year ended December 31, 2018.

Total revenues for the fourth fiscal quarter of 2018 were $19.7 million, down 2% from $20.2 million for the third fiscal quarter of 2018 and down 26% from $26.8 million for the fourth fiscal quarter of 2017. Design-to-silicon-yield solutions revenue for the fourth fiscal quarter of 2018 was $12.6 million, down 9% from $14.0 million for the third fiscal quarter of 2018 and down 33% from $19.0 million for the fourth fiscal quarter of 2017. Gainshare performance incentives revenue for the fourth fiscal quarter of 2018 was $7.1 million, up 13% from $6.2 million for the third fiscal quarter of 2018 and down 9% from $7.8 million for the fourth quarter of 2017.

Total revenues for the fiscal year ended December 31, 2018, were $85.8 million, down 16% when compared with total revenues of $101.9 million for the fiscal year ended December 31, 2017. Design-to-silicon-yield solutions revenue for the fiscal year ended December 31, 2018, was $60.1 million, down 19% when compared with Design-to-silicon-yield solutions revenues of $74.4 million for the fiscal year ended December 31, 2017. Gainshare performance incentives revenue for the fiscal year ended December 31, 2018, was $25.7 million, down 6% when compared with Gainshare performance incentives revenue of $27.4 million for the fiscal year ended December 31, 2017.

On a GAAP basis, net loss for the fourth fiscal quarter of 2018 was $3.1 million, or $(0.10) per basic and diluted share, compared to net loss of $2.1 million, or $(0.06) per basic and diluted share, for the third fiscal quarter of 2018, and compared to net loss of $2.6 million, or $(0.08) per basic and diluted share, for the fourth fiscal quarter of 2017. Net loss for the fiscal year ended December 31, 2018, was $7.7 million, or $(0.24) per basic and diluted share, compared to net loss of $1.3 million, or $(0.04) per basic and diluted share, for the fiscal year ended December 31, 2017.

Cash and cash equivalents at December 31, 2018, were $96.1 million, compared to $101.3 million at December 31, 2017.

Non-GAAP net loss for the fourth fiscal quarter of 2018 was $0.4 million, or $(0.01) per diluted share, compared to net income of $0.2 million, or $0.01 per diluted share, for the third fiscal quarter of 2018, and compared to net income of $4.2 million, or $0.13 per diluted share, for the fourth fiscal quarter of 2017. Non-GAAP net income for the fiscal year ended December 31, 2018, was $2.8 million, or $0.09 per diluted share, compared to non-GAAP net income of $13.0 million, or $0.39 per diluted share, for the fiscal year ended December 31, 2017.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Recent Accomplishments

●	Commercial deployment of the 2nd generation of the Company’s DFI™ solution with high-density electrical metrology at a major Asian foundry

●	Early renewal of a contract for Exensio® Yield and Control with CV® infrastructure at a Top-5 Japanese semiconductor company with a multi-million dollar increase in the total contract value

●	Execution of a multi-million dollar Exensio® Control contract with professional services at a leading integrated device manufacturer

●	Further gains into China’s ecosystem with a multi-million dollar Exensio® Yield contract and professional services at a major foundry

Fourth Quarter and Fiscal Year 2018 Financial Commentary Available Online

A Management Report reviewing the Company’s fourth quarter and fiscal year 2018 financial results will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income (loss) excludes the effects of non-recurring items (including severance payments, restructuring charges, write-down in value of property and equipment, and adjustment to contingent consideration related to acquisition), stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made in this press release and on the planned conference call regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes under contracts that provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company's solutions by new and existing customers; the impact of ASC 606; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Exensio, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. DFI is a trademark of PDF Solutions, Inc.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$96,089	$101,267
Accounts receivable, net	51,570	57,564
Prepaid expenses and other current assets	9,562	5,069
Total current assets	157,221	163,900
Property and equipment, net	35,681	25,386
Goodwill	1,923	1,923
Intangible assets, net	5,064	6,074
Deferred tax assets	19,044	16,348
Other non-current assets	6,972	10,545
Total assets	$225,905	$224,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,454	$2,536
Accrued compensation and related benefits	4,727	6,493
Accrued and other current liabilities	3,235	2,627
Deferred revenues - current portion	8,477	7,981
Billings in excess of recognized revenues	635	—
Total current liabilities	19,528	19,637
Long-term income taxes payable	3,751	3,902
Other non-current liabilities	2,831	2,269
Total liabilities	26,110	25,808

Stockholders’ equity:
Common stock and additional paid-in-capital	310,665	297,955
Treasury stock at cost	(79,142)	(71,793)
Accumulated deficit	(30,452)	(27,089)
Accumulated other comprehensive loss	(1,276)	(705)
Total stockholders’ equity	199,795	198,368
Total liabilities and stockholders’ equity	$225,905	$224,176

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Revenues:
Design-to-silicon-yield solutions	$12,650	$13,976	$19,010	$60,081	$74,436
Gainshare performance incentives	7,075	6,237	7,766	25,713	27,435
Total revenues	19,725	20,213	26,776	85,794	101,871

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	9,577	10,539	12,137	42,228	47,050
Amortization of acquired technology	144	144	144	575	471
Total costs of Design-to-silicon-yield solutions	9,721	10,683	12,281	42,803	47,521
Gross profit	10,004	9,530	14,495	42,991	54,350

Operating expenses:
Research and development	6,898	6,755	7,646	27,998	30,078
Selling, general and administrative	6,133	5,507	5,909	23,934	23,684
Amortization of other acquired intangible assets	109	108	107	435	398
Restructuring charges	576	—	—	576	—
Total operating expenses	13,716	12,370	13,662	52,943	54,160

Income (loss) from operations	(3,712)	(2,840)	833	(9,952)	190
Interest and other income (expense), net	210	223	42	493	(264)
Income (loss) before income taxes	(3,502)	(2,617)	875	(9,459)	(74)
Income tax provision (benefit)	(388)	(535)	3,509	(1,743)	1,263
Net loss	$(3,114)	$(2,082)	$(2,634)	$(7,716)	$(1,337)

Net loss per share:
Basic	$(0.10)	$(0.06)	$(0.08)	$(0.24)	$(0.04)
Diluted	$(0.10)	$(0.06)	$(0.08)	$(0.24)	$(0.04)

Weighted average common shares:
Basic	32,306	32,184	31,971	32,169	32,038
Diluted	32,306	32,184	31,971	32,169	32,038

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
GAAP net loss	$(3,114)	$(2,082)	$(2,634)	$(7,716)	$(1,337)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation expense	2,470	2,268	3,073	10,295	11,810
Amortization of acquired technology	144	144	144	575	471
Amortization of other acquired intangible assets	109	108	107	435	398
Restructuring charges and severance payments	576	48	30	907	400
Write-down in value of property and equipment	227	—	—	227	—
Adjustment to contingent consideration related to acquisition	90	—	—	90	—
Tax impact of adjustments	(868)	(281)	3,444	(1,992)	1,231
Non-GAAP net income (loss)	$(366)	$205	$4,164	$2,821	$12,973

GAAP net loss per diluted share	$(0.10)	$(0.06)	$(0.08)	$(0.24)	$(0.04)
Non-GAAP net income (loss) per diluted share	$(0.01)	$0.01	$0.13	$0.09	$0.39

Shares used in diluted shares calculation	32,476	32,385	32,866	32,466	33,204